    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997

                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               __________________

                             GETTY PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                             11-2232705
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                              125 JERICHO TURNPIKE
                            JERICHO, NEW YORK 11753
                    (Address of principal executive offices)
                               __________________

                  1991 STOCK OPTION PLAN OF GETTY REALTY CORP.
  (AMENDMENT AND RESTATEMENT OF THE 1991 STOCK OPTION PLAN OF GETTY PETROLEUM
                                    CORP.)


                              (Full title of Plan)
                               __________________

                                JOHN J. FITTERON
        SENIOR VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                            GETTY PETROLEUM CORP.
                              125 JERICHO TURNPIKE
                            JERICHO, NEW YORK  11753
                                 (516) 338-6000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            MARC D. BASSEWITZ, ESQ.
                                LATHAM & WATKINS
                                  SEARS TOWER
                                   SUITE 5800
                               CHICAGO, IL 60606
                                 (312) 876-7700

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                                            Proposed
                                 Amount               Proposed               Maximum
Title of Each Class             of Shares              Maximum              Aggregate              Amount of
of Securities to                  to be            Offering Price           Offering             Registration
be Registered                  Registered           Per Share(1)            Price (1)                 Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock
$.10 par value                   250,000               $14.75             $4,492,675.00            $1,549.19
                                                       $20.125

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based on (a) the exercise price per share ($14.75) of outstanding options for 100,200 shares, and (b) for the remaining 149,800 shares, $20.125, the average of the high and low prices for Getty Petroleum Corp. common stock, .10 par value, on the composite tape for the New York Stock Exchange on March 12, 1997.

                                  ____________


                                     PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.


Item 2.     Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.


                                    PART II

                                EXPLANATORY NOTE

            On or about March 31, 1997 Getty Petroleum Corp. intends to change its name to Getty Realty Corp. Accordingly, as of March 31, 1997, the 1991 Stock Option Plan of Getty Petroleum Corp. intends to change its name to the 1991 Stock Option Plan of Getty Realty Corp. (together, and both, the "Plan").

            This Registration Statement pertains to the amendment of the Plan to increase the number of shares available for issuance upon the exercise of stock options under the Plan from 500,000 to 750,000 (an increase of 250,000). The initial 500,000 shares were originally registered on the Getty Petroleum Corp. Form S-8 Registration Statement as filed on June 18, 1993 (File No. 33-64746).


Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Securities and Exchange Commission by Getty Petroleum Corp., a Delaware corporation (which, on or about March 31, 1997, intends to change its name to Getty Realty Corp.) (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996.

            (2) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 31, 1996.

            (3) Description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement (No. 2-98884) filed with the Commission on August 7, 1985.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities

            Not applicable.


Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations.

            Section 11 of the Certificate of Incorporation of the Company provides that the Company shall indemnify each officer and director of the Company to the fullest extent allowed by law, except as otherwise provided in the Company's By-Laws.

            Article IX of the By-Laws of the Company provides that the Company shall indemnify any party to any lawsuit or proceeding by reason of the fact that such party is or was a director, officer, employee or agent of the company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            The Company has entered into an Indemnification Agreement with each of its directors. The form of such Indemnification Agreement was appended to the Proxy Statement for, and approved by the stockholders of the Company at, the 1987 Annual Meeting of Stockholders.


Item 7.     Exemption from Registration Claimed

            Not applicable.


Item 8.     Exhibits

            4.1     Certificate of Incorporation of the Company.  Filed as
                    Exhibit 3.1 to the Company's Registration Statement on Form S-1 as filed on June 23, 1971 and incorporated herein by reference.

            4.2 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit B to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1978 and incorporated herein by reference.

            4.3 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit 6.3 to the Company's Registration Statement on Form 8-A as filed on July 19, 1985 and incorporated herein by reference.

            4.4 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit 6.4 to the Company's Registration Statement on Form 8-A as filed on July 19, 1985 and incorporated herein by reference.

            4.5 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit 6.5 to the Company's Registration Statement on Form 8-A is filed on July 19, 1985 and incorporated herein by reference.

            4.6 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit A to the Company's definitive proxy statement, dated May 8, 1987 and incorporated herein by reference.


            4.7 By-laws of the Company. Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 as filed on June 23, 1971 and incorporated herein by reference.

            4.8 Amendment to By-laws of the Company. Filed as Exhibit B to the Company's definitive proxy statement, dated May 8, 1987, with respect to its Annual Meeting of Stockholders held June 18, 1987 and incorporated herein by reference.

            4.9 Amendment to By-laws of the Company. Filed as Exhibit 3.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1988 and incorporated herein by reference.

            4.10 1991 Stock Option Plan of Getty Realty Corp. (Amendment and Restatement of the 1991 Stock Option Plan of Getty Petroleum Corp.)

            5.1 Opinion of counsel regarding the legality of the Common Stock being registered.

            23.1    Consent of Independent Accountants.

            23.2    Consent of counsel (included in Exhibit 5.1).

            24      Power of Attorney (see page 5).


Item 9.     Undertakings

            (a)     The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                           (i)      To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York, on March 13, 1997.

                                     GETTY PETROLEUM CORP.



                                     By:    /s/Samuel M. Jones
                                            ------------------------------------
                                            Samuel M. Jones
                                            Vice President and General Counsel



                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Leo Liebowitz and John
J. Fitteron, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Getty Petroleum Corp. and on the dates indicated.

          SIGNATURE                                TITLE                          DATE
          ---------                                -----                          ----


                                                   President, Chief
                                                   Executive Officer
                                                   and Director
/s/ Leo Liebowitz                                  (Principal Executive Officer)  March 13, 1997
-------------------------------------------
    Leo Liebowitz


                                                   Senior Vice President, Treasurer
                                                   and Chief Financial Officer
/s/ John J. Fitteron                               (Principal Financial Officer)  March 13, 1997
------------------------------------------
    John J. Fitteron

                                                   Vice President and
                                                   Corporate Controller
                                                   (Principal Accounting
/s/ Michael K. Hantman                             Officer)                       March 13, 1997
------------------------------------------
    Michael K. Hantman



/s/ Milton Safenowitz                              Director                       March 13, 1997
-----------------------------------------
    Milton Safenowitz



                                                   Director                       ________, 1997
-----------------------------------------
    Milton Cooper



/s/ Philip E. Coviello                             Director                       March 13, 1997
-----------------------------------------
    Philip E. Coviello


                                                   Director                       ________, 1997
-----------------------------------------
    Warren G. Wintrub

        Exhibit Index

4.1 Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 as filed on June 23, 1971 and incorporated herein by reference.

4.2 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit B to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1978 and incorporated herein by reference.

4.3 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit 6.3 to the Company's Registration Statement on Form 8-A as filed on July 19, 1985 and incorporated herein by reference.

4.4 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit 6.4 to the Company's Registration Statement on Form 8-A as filed on July 19, 1985 and incorporated herein by reference.

4.5 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit 6.5 to the Company's Registration Statement on Form 8-A is filed on July 19, 1985 and incorporated herein by reference.

4.6 Certificate of Amendment of Certificate of Incorporation of the Company. Filed as Exhibit A to the Company's definitive proxy statement, dated May 8, 1987 and incorporated herein by reference.

4.7 By-laws of the Company. Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 as filed on June 23, 1971 and incorporated herein by reference.

4.8 Amendment to By-laws of the Company. Filed as Exhibit B to the Company's definitive proxy statement, dated May 8, 1987, with respect to its Annual Meeting of Stockholders held June 18, 1987 and incorporated herein by reference.

4.9 Amendment to By-laws of the Company. Filed as Exhibit 3.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1988 and incorporated herein by reference.

4.10 1991 Stock Option Plan of Getty Realty Corp. (Amendment and Restatement of the 1991 Stock Option Plan of Getty Petroleum Corp.)

5.1 Opinion of counsel regarding the legality of the Common Stock being registered.

23.1     Consent of Independent Accountants.

23.2     Consent of counsel (included in Exhibit 5.1).

24       Power of Attorney (see page 5).





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